EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

R. MILTON GOOLSBY, C.P.A.
JOHN W. ARTIS, C.P.A.
LARRY J. WITHERS, C.P.A.
STEPHEN W. KANOUSE, C.P.A.
DELMAR H. FRALEY, C.P.A.
RODNEY M. ROBINETTE, C.P.A.

G. DALE SWENTZEL, C.P.A.
STUART T. BLEVINS, C.P.A.
DAVID K. WHALEY, C.P.A.
SHARON K. KRETZER, C.P.A.
THERESA C. LYONS, C.P.A.

Smith, Goolsby, Artis & Reams, P.S.C.

CERTIFIED PUBLIC ACCOUNTANTS

P.O. BOX 551      1330 CARTER AVE.

ASHLAND, KENTUCKY  41105-0551

(606) 329-1171   FAX (606) 325-0590

Board of Directors

Classic Bancshares, Inc.

Ashland, Kentucky

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors

Classic Bancshares, Inc.

Ashland, Kentucky

We hereby consent to incorporate by reference in the Registration Statements on Form S-8 (Nos. 333-09385, 333-09409, and 333-43481) of our report dated June 11, 2002, relating to the consolidated financial statements of Classic Bancshares, Inc. and subsidiaries as of March 31, 2002 and 2001 and for each of the years in the three-year period ended March 31, 2002, which report appears in the Annual Report on Form 10-KSB of Classic Bancshares, Inc. for the fiscal year ended March 31, 2002.

/s/ Smith, Goolsby, Artis & Reams, P.S.C.

Ashland, Kentucky
June 28, 2002.